EXHIBIT 4.1
Execution Version

FOURTH AMENDMENT
DATED AS OF SEPTEMBER 9, 2016
TO
Note Purchase Agreements dated as of June 19, 2003
Re:
5.55% Senior Notes, Series A, due June 19, 2023
4.91% Senior Notes, Series B, due June 19, 2018
5.05% Senior Notes, Series D, due July 19, 2020
5.82% Senior Notes, Series E, due March 28, 2024
8.38% Senior Notes, Series F, due March 25, 2019
8.92% Senior Notes, Series G, due March 25, 2024
4.73% Senior Notes, Series H, due December 1, 2023
5.03% Senior Notes, Series I, due December 1, 2026
5.03% Senior Notes, Series J, due December 1, 2026
5.18% Senior Notes, Series K, due December 1, 2026
Issued by
NRP (OPERATING) LLC
________________________________________________

Dated as of
September 9, 2016
To each of the Holders
listed in Schedule I to
this Fourth Amendment
Ladies and Gentlemen:
Reference is made to (i) the separate Note Purchase Agreements each dated as of June 19, 2003 (as amended and supplemented from time to time, collectively, the “Note Agreements”), by and between NRP (Operating) LLC, a Delaware limited liability company (the “Company”), and the holders of the Notes (as defined below) (collectively, the “Holders”), (ii) the $60,000,000 initial aggregate principal amount of 5.55% Senior Notes, Series A, due June 19, 2023, of the Company (the “Series A Notes”), (iii) the $80,000,000 initial aggregate principal amount of 4.91% Senior Notes, Series B, due June 19, 2018, of the Company (the “Series B Notes”), (iv) the $100,000,000 initial aggregate principal amount of 5.05% Senior Notes, Series D, due July 19, 2020, of the Company (the “Series D Notes”), (v) the $225,000,000 initial aggregate principal amount of 5.82% Senior Notes, Series E, due March 28, 2024, of the Company (the “Series E Notes”), (vi) the $150,000,000 initial aggregate principal amount of 8.38% Senior Notes, Series F, due March 25, 2019, of the Company (the “Series F Notes”), (vii) the $50,000,000 initial aggregate principal amount of 8.92% Senior Notes, Series G, due March 25, 2024, of the Company (the “Series G Notes”), (viii) the $75,000,000 initial aggregate principal amount of 4.73% Senior Notes, Series H, due December 1, 2023, of the Company (the “Series H Notes”), (ix) the $125,000,000 initial aggregate principal amount of 5.03% Senior Notes, Series I, due December 1, 2026, of the Company (the “Series I Notes”), (x) the $50,000,000 initial aggregate principal amount of 5.03% Senior Notes, Series J, due December 1, 2026, of the Company (the “Series J Notes”) and (xi) the $50,000,000 initial aggregate principal amount of 5.18% Senior Notes, Series K, due December 1, 2026, of the Company (the “Series K Notes” and collectively with the Series A Notes, Series B Notes, Series D Notes, Series E Notes, Series F Notes, Series G Notes, Series H Notes, Series I Notes and Series J Notes, the “Notes”). The register for the registration and transfer of the Notes indicates that the parties named in Schedule I to this Fourth Amendment (this “Fourth Amendment”) are currently the holders of the entire outstanding principal amount of the Notes.
Capitalized terms used in this Fourth Amendment without definition shall have the meanings given such terms in the Note Agreements (after giving effect to the amendments in Section 1 below).
The Company has requested the amendment of certain provisions of the Note Agreements, as more fully described herein, and the Holders are willing to amend such provisions of the Note Agreements as provided herein, subject to the satisfaction of the conditions specified in Section 2 below.

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Accordingly, in consideration of the undertakings and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company, the Subsidiary Guarantors and the Holders agrees as follows:

SECTION 1	AMENDMENTS TO NOTE AGREEMENTS.
Subject to the satisfaction of the conditions specified in Section 2 below and effective on the Fourth Amendment Effective Date (as defined below), the Note Agreements are hereby amended as set forth below in this Section 1.
Section 1.1    The Note Agreements are hereby amended by adding the following as a new Section 8A immediately following Section 8:

“SECTION 8A.	ADDITIONAL OFFERS OF PREPAYMENT IN CONNECTION WITH DISPOSITIONS OF ASSETS.
(a)    If the Company, any Subsidiary Guarantor or any other Subsidiary (if such Subsidiary (which is not a Subsidiary Guarantor) is subject to Sections 2.09(d) or 6.08 of the Bank Agreement (or any other provision of the Bank Agreement or any other document evidencing Senior Debt which requires payments from proceeds of asset dispositions or restricts asset dispositions)) (the Company, the Subsidiary Guarantors and such other applicable Subsidiaries, collectively, the “Subject Entities”) sells or otherwise transfers or disposes of any property (whether real, personal or mixed, and whether now owned or hereafter acquired) (other than an Exempt Disposition), which results in the realization by such Person of Net Cash Proceeds, the Company shall:
(i)    in the case of Net Cash Proceeds realized prior to the Specified Date, offer to prepay each outstanding Note in a principal amount equal to the result (if positive) of (x) the product of (1) 25% of such Net Cash Proceeds multiplied by (2) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all Notes minus (y) the amount of such Net Cash Proceeds (if any) that is being applied to prepay such Note pursuant to and in accordance with Section 8.8 hereof, Section 7 of the Supplement dated as of March 25, 2009, or Section 7 of the Supplement dated as of April 20, 2011 (the “Clause (a)(i) Ratable Portion”), together with accrued interest thereon to the date of such prepayment (but without any Make-Whole Amount), and
(ii)    in the case of Net Cash Proceeds realized on or after the Specified Date, in the event that the Subject Entities receive Net Cash Proceeds in any calendar year in excess of the Threshold Amount for such calendar year (“Excess Proceeds”), offer to prepay each outstanding Note in a principal amount equal to the result (if positive) of (x) the product of (1) the Excess Proceeds multiplied by (2) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the sum of (A) the aggregate outstanding principal amount

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of all Notes plus (B) the aggregate outstanding principal amount of all other Senior Debt of the Subject Entities that is being prepaid from such Excess Proceeds minus (y) the amount of such Net Cash Proceeds (if any) that is being applied to prepay such Note pursuant to and in accordance with Section 8.8 hereof, Section 7 of the Supplement dated as of March 25, 2009, or Section 7 of the Supplement dated as of April 20, 2011 (the “Clause (a)(ii) Ratable Portion”), together with accrued interest thereon to the date of such prepayment (but without any Make-Whole Amount).
Each offer made by the Company pursuant to this clause (a) shall be made in writing pursuant to a notice delivered to each holder of a Note within one Business Day of receipt by a Subject Entity of such Net Cash Proceeds, and shall reference subclause (a)(i) or (a)(ii), as applicable, of this Section 8A and offer to make such prepayment on a specified Business Day which is not less than 30 and not more than 45 days after the date of the notice of offer (the “Specified Disposition Prepayment Date”); provided, however, that if the Net Cash Proceeds of any such sale, transfer or disposition are less than $500,000 (a “De Minimis Disposition”), the Company shall not be required to make an offer with respect to such Net Cash Proceeds pursuant to this clause (a) until such time as the sum of (x) the Net Cash Proceeds from such De Minimis Disposition and any other De Minimis Dispositions not yet offered pursuant to this clause (a) plus (y) the Net Cash Proceeds of any other sales, transfers or dispositions (other than Exempt Dispositions) made after the date of such De Minimis Disposition, equals $500,000 or more in the aggregate. Each such notice of offer shall specify a current email address of the Company. Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer within ten Business Days of receipt thereof by delivering a notice of such acceptance or rejection to the Company, which notice shall be in the form of Exhibit 8A hereto and may be delivered by e-mail addressed to the e-mail address of the Company set forth in the notice of offer, provided, however, that any holder who fails to so notify the Company within ten Business Days of receipt of the notice of offer of prepayment shall be deemed to have rejected such offer.
(b)    In the event that any holder of a Note (a “Rejecting Holder”) rejects (or is deemed to have rejected) an offer made pursuant to clause (a) above with respect to such Note, then the Company shall offer to prepay each outstanding Note for which the holder thereof accepted such offer (a “Second Round Offer Note”) in a principal amount equal to the product of (x) the aggregate amount of Net Cash Proceeds rejected (or deemed to have been rejected) by Rejecting Holders multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Second Round Offer Note and the denominator of which is the aggregate outstanding principal amount of all Second Round Offer Notes (the “Clause (b) Ratable Portion”), together with accrued interest thereon to the date of such prepayment (but without any Make-Whole Amount). Each offer made by the Company pursuant to this clause (b) shall be made in writing pursuant to a notice delivered to each holder of a Second Round Offer Note within 15 Business Days of the date of the notice of offer delivered by the Company pursuant to clause (a) above, and shall reference subclause (b) of this Section 8A and offer to make such additional prepayment on the Specified Disposition Prepayment Date. Each such notice of offer shall specify a current email address of the Company. Each holder of a Second Round Offer Note shall notify the Company of

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such holder’s acceptance or rejection of such offer made pursuant to this clause (b) within five Business Days of receipt thereof by delivering a notice of such acceptance or rejection to the Company, which notice shall be in the form of Exhibit 8A hereto and may be delivered by e-mail addressed to the e-mail address of the Company set forth in the notice of offer, provided, however, that any such holder who fails to so notify the Company within five Business Days of receipt of such notice of offer of prepayment shall be deemed to have rejected such offer.
(c)    In the case of any offer made pursuant to clause (a)(i), clause (a)(ii) or clause (b) above, the Company shall prepay on the Specified Disposition Prepayment Date the Clause (a)(i) Ratable Portion, Clause (a)(ii) Ratable Portion or Clause (b) Ratable Portion, respectively, of each Note held by a holder who has accepted such offer in accordance with this Section 8A, together with accrued interest thereon to the date of such prepayment (but without any Make-Whole Amount).
(d)    In the case of any Note on which the Company is required to make scheduled prepayments of principal pursuant to Section 8.1 hereof, Section 5 of the Supplement dated as of July 19, 2005, Section 5 of the Supplement dated as of March 28, 2007, Section 5 of the Supplement dated as of March 25, 2009, Section 5 of the Supplement dated as of April 20, 2011, or any analogous provision contained in any other Supplement (a “Required Prepayment Provision”), by accepting any prepayment of such Note pursuant to this Section 8A, the holder of such Note shall have agreed that the principal amount of each required prepayment of such Note becoming due under the applicable Required Prepayment Provision on or after the date of such prepayment pursuant to this Section 8A shall be reduced in the same proportion as the aggregate unpaid principal amount of such Note is reduced as a result of such prepayment pursuant to this Section 8A. Delivery by the holder of any such Note of a notice of acceptance of an offer in accordance with this Section 8A shall evidence such holder’s written consent and agreement to the change described in the foregoing sentence.
(e)    For the avoidance of doubt, this Section 8A shall not be deemed to limit or otherwise detract in any way from the rights of any holder, or the Company’s obligations, under Section 8.8 hereof, Section 7 of the Supplement dated as of March 25, 2009 or Section 7 of the Supplement dated as of April 20, 2011, it being understood that the application by the Company of Net Cash Proceeds of an Asset Disposition to prepay principal of the Notes pursuant to this Section 8A constitutes a “Debt Prepayment Application” in respect of the Notes.”
Section 1.2    Clause (a) of Section 9.7 of the Note Agreements is hereby amended and restated in its entirety to read as follows:
“(a)    The Company will ensure at all times that each Subsidiary that is (x) a Grantor or (y) a guarantor of or otherwise liable, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Debt under any Material Credit Facility shall be a Subsidiary Guarantor.”

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Section 1.3    The lead-in to clause (b) of Section 9.7 of the Note Agreements is hereby amended and restated in its entirety to read as follows:
“(b)    The Company will cause each Subsidiary that becomes a Subsidiary after the date of the Closing and that is required to become a Subsidiary Guarantor pursuant to Section 9.7(a) to execute and deliver the Subsidiary Guarantee or the Subsidiary Guarantee Supplement, as applicable, (within 5 days of such Subsidiary being required to become a Subsidiary Guarantor) and provide the following to each holder of a Note:”
Section 1.4    Clause (c) of Section 9.7 of the Note Agreements is hereby amended and restated in its entirety to read as follows:
“(c)    Notwithstanding clauses (a) and (b) of this Section 9.7, at the election of the Company and by written notice (the “Section 9.7(c) Notice”) by the Company to each holder of a Note (which Section 9.7(c) Notice shall contain a certification by the Company as to the matters specified in clauses (i) through (v) below), any Subsidiary Guarantor specified in such Section 9.7(c) Notice shall cease to be a Subsidiary Guarantor and shall be automatically released from its obligations under the Subsidiary Guarantee (without the need for the execution or delivery of any other document by the holders of Notes or any other Person), provided that (i) as at the date of such Section 9.7(c) Notice and after giving effect to such release, no Default or Event of Default shall have occurred and be continuing and the Company and its Subsidiaries would be able to incur at least $1.00 of additional Debt under Section 10.6(a)(iii) hereof, (ii) either (A) such Subsidiary Guarantor shall no longer be a Subsidiary of the Company or (B) such Subsidiary shall not be a guarantor of or otherwise liable, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Material Credit Facility, (iii) such Subsidiary shall not be a Grantor or, if such Subsidiary is then a Grantor, is no longer required to be a Grantor, (iv) no amount is then due and payable under the Subsidiary Guarantee, and (v) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Debt under such Material Credit Facility for such release (other than administration and other de minimis fees and expenses and any other payments made to the extent that such fees and expenses were not made to induce the holder of such Debt to consent to such release), the holders of the Notes shall receive equivalent consideration substantially concurrently therewith. For the avoidance of doubt and notwithstanding the foregoing sentence, in the event that any Subsidiary is released from its obligations under the Subsidiary Guarantee pursuant to this clause (c) and subsequently becomes (x) a Grantor or (y) a guarantor of or otherwise liable, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Material Credit Facility, the Company shall be required to comply with the requirements set forth in clauses (a) and (b) above with respect to such Subsidiary as if such Subsidiary were a new Subsidiary.”

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Section 1.5    Section 10.7 of the Note Agreements is hereby amended by amending and restating the last paragraph thereof in its entirety to read as follows:
“To the extent that (without duplication) the Net Proceeds Amount or Net Cash Proceeds, as applicable, consisting of cash for any Transfer to a Person other than the Company or Subsidiary is applied to a Debt Prepayment Application, applied or committed to be applied to a Property Reinvestment Application within one year after such Transfer (and if so committed, is in fact applied within twelve (12) months of such commitment), or applied to prepay the Notes in accordance with Section 8A, then such Transfer (or, if less than all such Net Proceeds Amount or Net Cash Proceeds, as applicable, is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to (without duplication) the Net Proceeds Amount or Net Cash Proceeds, as applicable, so applied), only for the purpose of determining compliance with subsection (d) of this Section 10.7 as of any date, shall be deemed not to be an Asset Disposition.”
Section 1.6    Section 10.7A of the Note Agreements is hereby amended by amending and restating the last paragraph thereof in its entirety to read as follows:
“To the extent that (without duplication) the Net Proceeds Amount or Net Cash Proceeds, as applicable, consisting of cash for any Transfer to a Person other than the Company or Subsidiary is applied to a Debt Prepayment Application, applied or committed to be applied to a Property Reinvestment Application within one year after such Transfer (and if so committed, is in fact applied within twelve (12) months of such commitment), or applied to prepay the Notes in accordance with Section 8A, then such Transfer (or, if less than all such Net Proceeds Amount or Net Cash Proceeds, as applicable, is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to (without duplication) the Net Proceeds Amount or Net Cash Proceeds, as applicable, so applied), only for the purpose of determining compliance with subparagraph (d) above as of any date, shall be deemed not to be an Asset Disposition. Further, for purposes of this Section 10.7A, a Transfer of property consisting of timber shall be deemed not to be an Asset Disposition so long as the aggregate Disposition Value of such property consisting of timber subject to a Transfer from and after March 25, 2009 does not exceed $30,000,000.”
Section 1.7    Section 13(d) of the Supplement dated as of March 25, 2009 (the “Third Supplement”) is hereby amended by amending and restating the last paragraph thereof in its entirety to read as follows:
“To the extent that (without duplication) the Net Proceeds Amount or Net Cash Proceeds, as applicable, consisting of cash for any Transfer to a Person other than the Company or Subsidiary is applied to a Debt Prepayment Application, applied or committed to be applied to a Property Reinvestment Application within one year after such Transfer (and if so committed, is in fact applied within twelve (12) months of such commitment), or applied to prepay the Notes in accordance with Section 8A of the Note Purchase Agreements, then such Transfer (or, if less than all such Net

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Proceeds Amount or Net Cash Proceeds, as applicable, is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to (without duplication) the Net Proceeds Amount or Net Cash Proceeds, as applicable, so applied), only for the purpose of determining compliance with subsection (iv) of this Section 13(d) as of any date, shall be deemed not to be an Asset Disposition. Further, for purposes of Section 7(b) and this Section 13(d), a Transfer of property consisting of timber shall be deemed not to be an Asset Disposition so long as the aggregate Disposition Value of such property subject of a Transfer from and after the date of Closing (as defined in Section 3 of this Supplement) does not exceed $30,000,000.”
Section 1.8    Schedule B to the Note Agreements is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:
“Cash Equivalent Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper, asset-backed securities, auction rate securities or similar instruments maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-2 from S&P Global Ratings, a division of S&P Global Inc. (“S&P”) or P-2 from Moody’s Investors Service, Inc. (“Moody’s”);
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

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(f)    securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any lender under the Bank Agreement or any commercial bank satisfying the requirements of clause (b) of this definition; and
(g)    shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition, except that with respect to the maturities of the assets included in such funds the requirements of clauses (a) through (f) shall not be applied to the individual assets included in such funds but to the weighted average maturity of all assets included in such funds.”
“Exempt Disposition” means (a) sales, transfers or dispositions in the ordinary course of business and the granting of any option or other right to purchase or otherwise acquire property in the ordinary course of business, (b) sales of wetlands credits, (c) sales, transfers or dispositions of equipment or real property to the extent that (i) such equipment or real property is exchanged for credit against the purchase price of similar equipment or real property, or (ii) the proceeds of such sales, transfers or dispositions are reasonably promptly, but in any event within 360 days, applied to the purchase price of similar equipment or real property, or (iii) such equipment or real property is contemporaneously exchanged, in the ordinary course of business, for property of a like kind or other property useful in the business of the Company and its Subsidiaries, to the extent that the property received in such exchange is of a value at least equivalent to the value of the property exchanged, (d) dispositions resulting from the bona fide exercise by a Governmental Authority of its actual power of eminent domain or other dispositions otherwise required by applicable law, and (e) dispositions of property subject to a Lien permitted by this Agreement that are transferred to a lienholder or its designee in satisfaction or settlement of the lienholder’s claim or a realization upon a security interest permitted under this Agreement.
“Net Cash Proceeds” means the excess, if any, of (a) the sum of cash or Cash Equivalent Investments received in connection with such transaction (including any cash or Cash Equivalent Investments received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (b) the sum of (i) the reasonable and customary out-of-pocket expenses, fees, and sales and brokerage commissions incurred by the Company or such Subsidiary in connection with such transaction, including cash reserves for adjustments in respect of the sale price or contingent liabilities with respect to such asset or property, (ii) the principal amount of any Debt that is secured by the applicable asset or property and that is required to be repaid and is repaid in connection with such transaction (other than Debt under this Agreement, the Other Agreements and the Notes), and (iii) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant

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to subclause (iii) exceeds the amount of taxes actually required to be paid in cash in respect of such sale, transfer or disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds, it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalent Investments received upon the sale or other disposition of any non-cash consideration received by the Company or any Subsidiary in any sale, transfer or disposition.
“Specified Date” means the date that is the earlier of (a) June 30, 2020 and (b) the date on which the aggregate proceeds of all sales, transfers and dispositions of property (whether real, personal or mixed, and whether now owned or hereafter acquired) made by the Company and its Subsidiaries on or after June 3, 2016 (other than (x) Exempt Dispositions and (y) sales, transfers or dispositions of property that is no longer commercially viable to maintain or obsolete, surplus or wornout property) exceeds $300,000,000 (or its equivalent).
“Specified Disposition Prepayment Date” is defined in Section 8A(a).
“Subsidiary Guarantee Supplement” means a supplement to the Subsidiary Guarantee in substantially the form set forth as Exhibit A attached thereto.
“Threshold Amount” means (a) with respect to the calendar year in which the Specified Date occurs, an amount equal to the product of (x) $20,000,000 multiplied by (y) a fraction the numerator of which is the number of days remaining in such calendar year from and including the Specified Date and the denominator of which is the aggregate number of days in such calendar year and (b) with respect to any other calendar year, $20,000,000.
Section 1.9    Schedule B to the Note Agreements is hereby amended by amending and restating the following defined terms to read as follows:
“Subsidiary Guarantee” shall mean the Subsidiary Guarantee dated June 19, 2003, of the Subsidiaries of the Company party thereto for the benefit of the holders of the Notes, from time to time, as amended or modified.
“Subsidiary Guarantor” means each Subsidiary of the Company that has executed and delivered the Subsidiary Guarantee or a Subsidiary Guarantee Supplement and with respect to which the Company shall have complied with the provisions of Section 9.7(b), in each case so long as the Subsidiary Guarantee, such Subsidiary’s Subsidiary Guarantee Supplement (if any), and such Subsidiary’s guaranty made thereunder are in full force and effect.
Section 1.10    Schedule II to this Fourth Amendment (Form of Section 8A Prepayment Offer Response) is hereby added as new Exhibit 8A to the Note Agreements.

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SECTION 2	CONDITIONS PRECEDENT.
The amendments to the Note Agreements set forth in Section 1 shall not become effective until, and shall become effective on, the Business Day (the “Fourth Amendment Effective Date”) on which each of the following conditions shall have been satisfied:
(a)     Each of the Holders shall have received this Fourth Amendment, duly executed by the Company.
(b)     The Required Holders and the Holders of at least 51% in principal amount of the Notes issued pursuant to the Third Supplement (exclusive of any Notes owned by the Company or any of its Affiliates) (together with the Required Holders, collectively, the “Requisite Holders”) shall have consented to this Fourth Amendment as evidenced by their execution hereof.
(c)     Each Subsidiary Guarantor shall have agreed and consented to the terms of this Fourth Amendment by signing in the appropriate space on the signature page hereof.
(d)     The representations and warranties of each Obligor set forth in Section 3 hereof shall be true and correct as of the date of the execution and delivery of this Fourth Amendment and as of the Fourth Amendment Effective Date.
(e)     Each Holder shall have received, by wire transfer of immediately available funds, payment of a fee in an amount equal to 0.375% (37.5 basis points) of the aggregate outstanding principal amount of the Notes held by such Holder on the date of this Fourth Amendment; such fee shall be deemed earned when paid and shall be nonrefundable.
(f)     The Company shall have paid, to the extent invoiced at least two Business Days before the Fourth Amendment Effective Date, the reasonable fees, charges and disbursements of Morgan, Lewis & Bockius, LLP, special counsel to certain of the Holders (the “Special Counsel”), incurred in connection with the negotiation, preparation, execution and delivery of this Fourth Amendment and the other documents and transactions contemplated hereby.
(g)     All corporate, limited liability company and other proceedings in connection with the transactions contemplated by this Fourth Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Requisite Holders and the Special Counsel, and the Holders and the Special Counsel shall have received all such counterpart originals or certified or other copies of such documents as the Requisite Holders or the Special Counsel may reasonably request.
Without limiting the generality of the provisions of Section 17 of the Note Agreements, the conditions set forth in clause (g) of this Section 2 shall be deemed satisfied upon the execution and delivery of this Fourth Amendment by the Requisite Holders.

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SECTION 3	REPRESENTATIONS AND WARRANTIES.
Each of the Company and the Subsidiary Guarantors hereby represents and warrants that as of the date hereof and as of the Fourth Amendment Effective Date as follows:
(a)     This Fourth Amendment and the transactions contemplated hereby are within the corporate or limited liability company powers, as applicable, of such Person, have been duly authorized by all necessary corporate or limited liability company action on the part of such Person and this Fourth Amendment has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)     No Default or Event of Default has occurred and is continuing or existed immediately prior to the date of this Fourth Amendment or the Fourth Amendment Effective Date, or will exist immediately thereafter.
(c)     The execution, delivery and performance of this Fourth Amendment by such Person does not and will not result in a violation of or default under (i) the articles of formation or limited liability company agreement of such Person, (ii) any agreement to which such Person is a party or by which it is bound or to which any of its properties is subject, (iii) any order, writ, injunction or decree binding on such Person, or (iv) any statute, regulation, rule or other law applicable to such Person.
(d)     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Person of this Fourth Amendment.
(e)     No consideration or remuneration has been paid or will be paid to any agent or any lender under the Bank Agreement (i) as an inducement to enter into the First Amendment to Third Amended and Restated Credit Agreement, entered into as of June 3, 2016, by and among the Company, the lenders party thereto and Citibank, N.A., as administrative agent (the “Bank Agreement Amendment”) other than the consideration and remuneration specifically stated in the Bank Agreement Amendment (it being understood, for the avoidance of doubt, that customary arranger fees paid solely to Citibank, N.A. do not constitute payment of remuneration) or (ii) in connection with the transactions contemplated by this Fourth Amendment.
(f)     No amendment or other modification has been made to the Third Amended and Restated Credit Agreement, dated as of June 16, 2015, among the Company, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent, other than the amendments effected by and set forth in the Bank Agreement Amendment.

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SECTION 4	MISCELLANEOUS.
Section 4.1    The Company and the Holders agree that, effective as of the Fourth Amendment Effective Date, clause (ii) of the proviso to Section 9.11(b) of the Note Agreements shall be deemed satisfied solely with respect to the amendments to the Bank Agreement set forth in the Bank Agreement Amendment and the Holders waive all claims for payment of any remuneration or consideration thereunder (other than as expressly set forth herein) solely with respect to such amendments to the Bank Agreement set forth in the Bank Agreement Amendment.
Section 4.2    Except as amended herein, all terms and provisions of the Note Agreements, the Notes and related agreements and instruments are hereby ratified, confirmed and approved in all respects.
Section 4.3    Each Subsidiary Guarantor, for itself as a guarantor under the Subsidiary Guarantee, consents to the terms of this Fourth Amendment and reaffirms, ratifies and confirms (a) in all respects each and every obligation and covenant made by it in the Subsidiary Guarantee and (b) that the Subsidiary Guarantee remains the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms.
Section 4.4    Each reference in the Note Agreements to “this Agreement,” “hereunder,” “hereof,” or words of similar import in instruments or documents provided for in the Note Agreements or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Note Agreements, as amended hereby.
Section 4.5    This Fourth Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.
Section 4.6    This Fourth Amendment and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants made by the Company and any Subsidiary Guarantor herein shall survive the closing and the delivery of this Fourth Amendment.
Section 4.7    This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Fourth Amendment by facsimile, pdf or other similar electronic method shall be as effective as delivery of a manually executed counterpart of this Fourth Amendment.

NRP (Operating) LLC	Fourth Amendment

Section 4.8    Whether or not the Fourth Amendment Effective Date shall occur, the Obligors jointly and severally agree promptly (and in any event within ten (10) days of receiving any statement or invoice therefor) to pay or cause to be paid the reasonable fees, charges and disbursements of the Special Counsel incurred in connection with this Fourth Amendment and any other documents related hereto. Nothing in this Section 4.8 shall limit the Company’s obligations under Section 15 of the Note Agreements.
Section 4.9    This Fourth Amendment is a “Financing Agreement” for purposes of the Note Agreements, and, except as expressly provided herein to the contrary, this Fourth Amendment is subject to all provisions of the applicable Note Agreement governing “Financing Agreements.” This Fourth Amendment and the other Financing Agreements represent the final agreement between the parties and may not be contradicted by evidence of prior or contemporaneous oral agreements of the parties. There are no unwritten oral agreements between the parties.

SECTION 5	RELEASE.
(a)     For and in consideration of the agreements contained in this Fourth Amendment and other good and valuable consideration, the Company and each Subsidiary Guarantor hereby absolutely and unconditionally waives, releases, remises and forever discharges the holders of the Notes, and any and all of their respective participants, parent corporations, subsidiary corporations, affiliates, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, advisors, attorneys and employees of any of the foregoing (each a “Released Party”), from any and all claims, suits, investigations, proceedings, demands, obligations, liabilities, damages, losses, costs, expenses, or causes of action of any kind, nature or description, whether based in law, equity, contract, tort, implied or express warranty, strict liability, criminal or civil statute, common law, or under any state or federal law or otherwise, of any kind or character, known or unknown, past, present or future, liquidated or unliquidated, suspected or unsuspected, which the Company or any Subsidiary Guarantor has had, now has, hereafter may have, or has made claim to have against any such person or entity for or by reason of any act, omission, matter, cause or thing whatsoever arising at any time prior to the effectiveness hereof that arise out of or relate to the Notes, the Note Agreements, this Fourth Amendment, the other Financing Agreements and/or the transactions arising thereunder, related thereto, contemplated thereby or in furtherance thereof, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Company and each Subsidiary Guarantor in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified. The Company and each Subsidiary Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.
(b)     The Company and each Subsidiary Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and

NRP (Operating) LLC	Fourth Amendment

irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Person pursuant to the above release and, for the avoidance of doubt, agrees not to sue any Released Party for (and that no Released Party shall be liable for), any special, indirect or consequential damages. The Company and each Subsidiary Guarantor further agrees that it shall not dispute the validity or enforceability of this Fourth Amendment or any of the other Financing Agreements or any of its obligations thereunder. If the Company or any Subsidiary Guarantor, or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.
(c)     The obligations of the Company and the Subsidiary Guarantors under this Section 5 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Fourth Amendment, the Notes or any other Financing Agreement, and the termination of this Fourth Amendment and the other Financing Agreements.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGES FOLLOW]

The execution hereof by the holders shall constitute a contract among the Company, the Subsidiary Guarantors and the holders for the uses and purposes hereinabove set forth.

NRP (Operating) LLC, a Delaware limited liability company

By:	/s/ Craig W. Nunez
Name:	Craig W. Nunez
Title:	Chief Financial Officer and Treasurer

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

Each of the undersigned, severally, hereby acknowledges, approves and agrees to the foregoing Fourth Amendment and ratifies and confirms each of its obligations under the Subsidiary Guarantee.

ACIN LLC
Deepwater Transportation, LLC
Gatling Mineral, LLC
HOD LLC
Independence Land Company, LLC
Little River Transport LLC
Rivervista Mining, LLC
Shepard Boone Coal Company LLC
WBRD LLC
Williamson Transport LLC
WPP LLC
NRP Trona LLC

By:	NRP (Operating) LLC, as the Sole Member
of each of the above named Subsidiary
Guarantors

By:	/s/ Craig W. Nunez
Name:	Craig W. Nunez
Title:	Chief Financial Officer and Treasurer

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

Winn Marine, LLC
McIntosh Construction Company, LLC
Southern Aggregates, LLC
Winn Materials of Kentucky LLC
Laurel Aggregates of Delaware, LLC
Utica Resources LLC
Laurel Aggregates Terminal Services of Delaware, LLC
Laurel Aggregates of PA, LLC
Winn Materials, LLC
McAsphalt, LLC
Lake Lynn Transportation LLC

By:	VantaCore Partners LLC, as the Sole
Member of each of the above named
Subsidiary Guarantors

	By:	NRP (Operating) LLC, as the Sole Member of VantaCore Partners LLC

	By:	/s/ Craig W. Nunez
	Name:	Craig W. Nunez
	Title:	Chief Financial Officer and Treasurer

VantaCore Partners LLC

By:	NRP (Operating) LLC, as the Sole Member
of VantaCore Partners LLC

	By:	/s/ Craig W. Nunez
	Name:	Craig W. Nunez
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

Accepted as of the date aforesaid:

AMERICAN GENERAL LIFE INSURANCE COMPANY
THE VARIABLE ANNUNITY LIFE INSURANCE COMPANY
THE UNITED STATES LIFE INSURANCE COMPANY IN
THE CITY OF NEW YORK

By:	AIG Asset Management (U.S.), LLC, as Investment Advisor
	By:	/s/ Peter M. DeFazio
	Name:	Peter M. DeFazio
	Title:	Managing Director

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Paul H. Procyk
Name:	Paul H. Procyk
Title:	Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management Japan
Co., Ltd., as Investment Manager

By:	PGIM, Inc., as Sub-Adviser

	By:	/s/ Paul H. Procyk
	Name:	Paul H. Procyk
	Title:	Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY
By:	PGIM, Inc., as investment manager

	By:	/s/ Paul H. Procyk
	Name:	Paul H. Procyk
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	PGIM, Inc., as investment manager

	By:	/s/ Paul H. Procyk
	Name:	Paul H. Procyk
	Title:	Vice President

UNIVERSAL PRUDENTIAL ARIZONA REINSURANCE COMPANY
By:	PGIM, Inc., as investment manager

	By:	/s/ Paul H. Procyk
	Name:	Paul H. Procyk
	Title:	Vice President

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Paul H. Procyk
Name:	Paul H. Procyk
Title:	Assistant Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ Paul H. Procyk
	Name:	Paul H. Procyk
	Title:	Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ Paul H. Procyk
	Name:	Paul H. Procyk
	Title:	Vice President

PRUDENTIAL RETIREMENT GUARANTEED COST BUSINESS TRUST
By:	PGIM, Inc., as Investment Manager

	By:	/s/ Paul H. Procyk
	Name:	Paul H. Procyk
	Title:	Vice President

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By:	Delaware Investment Advisers, a series of Delaware
Management Business Trust, Attorney in Fact

	By:	/s/ Nicole Tullo
	Name:	Nicole Tullo
	Title:	Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
By:	Delaware Investment Advisers, a series of Delaware
Management Business Trust, Attorney in Fact

	By:	/s/ Nicole Tullo
	Name:	Nicole Tullo
	Title:	Vice President

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ R. Edward Ferguson
Name:	R. Edward Ferguson
Title:	Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	NYL Investors LLC, its Investment Manager

	By:	/s/ R. Edward Ferguson
	Name:	R. Edward Ferguson
	Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE
ACCOUNT (BOLI 30C)
By:	NYL Investors LLC, its Investment Manager

	By:	/s/ R. Edward Ferguson
	Name:	R. Edward Ferguson
	Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE
ACCOUNT (BOLI 3)
By:	NYL Investors LLC, its Investment Manager

	By:	/s/ R. Edward Ferguson
	Name:	R. Edward Ferguson
	Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE
ACCOUNT (BOLI 30E)
By:	NYL Investors LLC, its Investment Manager

	By:	/s/ R. Edward Ferguson
	Name:	R. Edward Ferguson
	Title:	Managing Director

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE
ACCOUNT (BOLI 3-2)
By:	NYL Investors LLC, its Investment Manager

	By:	/s/ R. Edward Ferguson
	Name:	R. Edward Ferguson
	Title:	Managing Director

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

THE BANK OF NEW YORK MELLON, A
BANKING CORPORATION ORGANIZED
UNDER THE LAWS OF NEW YORK, NOT IN
ITS INDIVIDUAL CAPACITY BUT SOLELY AS
TRUSTEE UNDER THAT CERTAIN TRUST
AGREEMENT DATED AS OF JULY 1ST, 2015
BETWEEN NEW YORK LIFE INSURANCE
COMPANY, AS GRANTOR, JOHN HANCOCK
LIFE INSURANCE COMPANY (U.S.A.), AS
BENEFICIARY, JOHN HANCOCK LIFE
INSURANCE COMPANY OF NEW YORK, AS
BENEFICIARY, AND THE BANK OF NEW
YORK MELLON, AS TRUSTEE

By:	New York Life Insurance Company,
its attorney-in-fact

	By:	/s/ R. Edward Ferguson
	Name:	R. Edward Ferguson
	Title:	Vice President

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:	/s/ Stacey Agretelis
Name:	Stacey Agretelis
Title:	Managing Director

JOHN HANCOCK LIFE & HEALTH INSURANCE

By:	/s/ Stacey Agretelis
Name:	Stacey Agretelis
Title:	Managing Director

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Stacey Agretelis
Name:	Stacey Agretelis
Title:	Managing Director

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

JPMORGAN CHASE BANK, NOT INDIVIDUALLY BUT SOLELY IN ITS CAPACITY AS DIRECTED TRUSTEE FOR THE SBC MASTER PENSION TRUST

By:	/s/ Dustin J. O'Brien
Name:	Dustin J. O'Brien
Title:	Vice President

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC
as Investment Adviser

	By:	/s/ John B. Wheeler
	Name:	John B. Wheeler
	Title:	Managing Director

C.M. LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC
as Investment Adviser

	By:	/s/ John B. Wheeler
	Name:	John B. Wheeler
	Title:	Managing Director

MASSMUTUAL ASIA LIMITED
By:	Babson Capital Management LLC
as Investment Adviser

	By:	/s/ John B. Wheeler
	Name:	John B. Wheeler
	Title:	Managing Director

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

HEALTHSPRING LIFE & HEALTH INSURANCE COMPANY, INC.
By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

HEALTHSPRING OF TENNESSEE, INC.
By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

BRAVO HEALTH PENNSYLVANIA, INC.
By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

CIGNA HEALTH AND LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

ATHENE ANNUITY AND LIFE COMPANY
(f/k/a Aviva Life and Annuity Company and AmerUs Life Insurance
Company and successor in interest to Indianapolis Life Insurance Company)
By:	Athene Asset Management, L.P., its investment adviser
By:	AAM GP Ltd., its general partner

	By:	/s/ Roger D. Fors
	Name:	Roger D. Fors
	Title:	Senior Vice President, Fixed Income

ROYAL NEIGHBORS OF AMERICA
By:	Athene Asset Management, L.P., its investment adviser
By:	AAM GP Ltd., its general partner

	By:	/s/ Roger D. Fors
	Name:	Roger D. Fors
	Title:	Senior Vice President, Fixed Income

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Senior Vice President

MUTUAL OF OMAHA INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Senior Vice President

COMPANION LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	An Authorized Signer

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
By:	Northwestern Mutual Investment Management
Company, LLC, its investment adviser

	By:	/s/ David A. Barras
	Name:	David A. Barras
	Title:	Managing Director

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

SUN LIFE ASSURANCE COMPANY OF CANADA

By:	/s/ Gary Greaves
Name:	Gary Greaves
Title:	Managing Director, Private Fixed Income

By:	/s/ David Belanger
Name:	David Belanger
Title:	Managing Director, Private Fixed Income

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

MAPLE ROCK MASTER FUND LP

By:	Maple Rock Capital Partners Inc., its investment manager

By:	/s/ Marcus Spain
Name:	Marcus Spain
Title:	Chief Financial Officer

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ Christopher P. Prestigiacomo
Name:	Christopher P. Prestigiacomo
Title:	Portfolio Manager

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

PHOENIX LIFE INSURANCE COMPANY

By:	/s/ Paul M. Chute
Name:	Paul M. Chute
Title:	Senior Managing Director

PHL VARIABLE INSURANCE COMPANY

By:	/s/ Paul M. Chute
Name:	Paul M. Chute
Title:	Duly Authorized Officer

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Senior Vice President & Treasurer

By:	/s/ Jeffrey L. Stainton
Name:	Jeffrey L. Stainton
Title:	Vice President & Associate General Counsel

NATIONAL INTEGRITY LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Senior Vice President & Treasurer

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Senior Vice President & General Counsel

THE LAFAYETTE LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Senior Vice President & Treasurer

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Vice President & Deputy General Counsel

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Jeffrey A. Fossell
Name:	Jeffrey A. Fossell
Title:	Authorized Signatory

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Annette M. Tenders
Name:	Annette M. Tenders
Title:	Vice President

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By:	/s/ Annette M. Tenders
Name:	Annette M. Tenders
Title:	Vice President

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

AMERICAN HEALTH AND LIFE INSURANCE COMPANY SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA PRIMERICA LIFE INSURANCE COMPANY
By:	Conning, Inc., as Investment Manager

	By:	/s/ Samuel Otchere
	Name:	Samuel Otchere
	Title:	Director

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

SOUTHPAW CREDIT OPPORTUNITY MASTER FUND LP
By:	Southpaw GP LLC, its general partner

By:	/s/ Howard Golden
Name:	Howard Golden
Title:	Managing Member

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

HOMESTEADERS LIFE INSURANCE COMPANY

By:	/s/ Kevin L. Kubik
Name:	Kevin L. Kubik
Title:	Vice President-Investments

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

BENEFICIAL LIFE INSURANCE COMPANY

By:	/s/ Thomas Kirby Brown, Jr.
Name:	Thomas Kirby Brown, Jr.
Title:	President & Chief Executive Officer

By:	/s/ J. David Pearce
Name:	J. David Pearce
Title:	Corporate Secretary

[Signature Page to Fourth Amendment (NRP (Operating) Note Agreements)]

SCHEDULE I
Names of Holders
American General Life Insurance Company
The Variable Annuity Life Insurance Company
The United States Life Insurance Company in the City of New York
The Prudential Insurance Company of America
Gibraltar Life Insurance Co., Ltd.
Prudential Arizona Reinsurance Captive Company
Prudential Retirement Insurance and Annuity Company
Universal Prudential Arizona Reinsurance
Pruco Life Insurance Company
Farmers New World Life Insurance
Physicians Mutual Insurance Company
Prudential Retirement Guaranteed Cost Business Trust
The Lincoln National Life Insurance Company
Lincoln Life & Annuity Company of New York
New York Life Insurance Company
New York Life Insurance and Annuity Corporation
New York Life Insurance and Annuity Corporation Institutionally
Owned Life Insurance Separate Account (BOLI 30C)
New York Life Insurance and Annuity Corporation Institutionally
Owned Life Insurance Separate Account (BOLI 3)
New York Life Insurance and Annuity Corporation Institutionally
Owned Life Insurance Separate Account (BOLI 30E)
New York Life Insurance and Annuity Corporation Institutionally
Owned Life Insurance Separate Account (BOLI 3-2)
The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of July 1st, 2015 between New York Life Insurance
Company, as Grantor, John Hancock Life Insurance Company (U.S.A.), as Beneficiary,
John Hancock life Insurance Company of New York, as beneficiary, and the bank of

Schedule I-1

New York Mellon, as Trustee
John Hancock Life Insurance Company (U.S.A.)
John Hancock Life & Health Insurance Company
John Hancock Life Insurance Company of New York
JPMorgan Chase Bank, as Directed Trustee For the SBC Master Pension Trust
Massachusetts Mutual Life Insurance Company
C. M. Life Insurance Company
MassMutual Asia Limited
Connecticut General Life Insurance Company
Life Insurance Company of North America
Cigna Health and Life Insurance Company
HealthSpring Life & Health Insurance Company, Inc.
HealthSpring of Tennessee, Inc.
Bravo Health Pennsylvania, Inc.
Athene Annuity & Life Company
Royal Neighbors of America
United of Omaha Life Insurance Company
Mutual of Omaha Insurance Company
Companion Life Insurance Company
The Northwestern Mutual Life Insurance Company
The Guardian Life Insurance Company of America
Sun Life Assurance Company of Canada
Teachers Insurance and Annuity Association of America
MapleRock Master Fund LP
Morgan Stanley & Co. LLC as beneficiary for JHL Capital Group Master Fund LP
State of Wisconsin Investment Board
PHL Variable Insurance Company

Schedule II-2

Phoenix Life Insurance Company
Western-Southern Life Assurance Company
National Integrity Life Insurance Company
The Lafayette Life Insurance Company
American Equity Investment Life Insurance Company
Ohio National Life Assurance Corporation
The Ohio National Life Insurance Company
American Health and Life Insurance Company
Senior Health Insurance Company of Pennsylvania
Primerica Life Insurance Company
Southpaw Credit Opportunity Master Fund LP
Homesteaders Life Company
Beneficial Life Insurance Company

Schedule II-3

SCHEDULE II
Exhibit 8A
[Form of Section 8A Prepayment Offer Response]
Notice of Acceptance or Rejection of Section 8A Prepayment Offer

[By Electronic Mail]
To:    NRP (Operating) LLC (the “Company”)
[e-mail: [__________]]
Date:    __________________
Ladies and Gentlemen,
Reference is made to:
(a)    the separate Note Purchase Agreements each dated as of June 19, 2003 (as amended and supplemented from time to time, collectively, the “Note Agreements”), by and between the Company and each of the holders of the Notes issued pursuant thereto, and
(b)    the notice of offer, dated [_________], delivered by the Company to the undersigned which sets forth an offer of prepayment made by the Company pursuant to clause [(a)(i) / (a)(ii) / (b)] of Section 8A of the Note Agreements (the “Prepayment Offer”).
Capitalized terms used herein without definition shall have the meanings given such terms in the Note Agreements.
1.    Acceptance.
Pursuant to Section 8A of the Note Agreements, [each of] the undersigned hereby accepts the Prepayment Offer with respect to each of the following Notes held by it:

Registration Number	Description of Note (Coupon, Series and Maturity Date)	Name of Holder

Each of the undersigned further consents to and agrees that, in the case of each of its Notes described above on which the Company is required to make scheduled prepayments of principal pursuant to Section 8.1 of the Note Agreements, Section 5 of the Supplement dated as of July 19, 2005, Section 5 of the Supplement dated as of March 28, 2007, Section 5 of the Supplement dated as of March 25, 2009, Section 5 of the Supplement dated as of April 20, 2011, or any analogous provision contained in any other Supplement (a “Required Prepayment Provision”), the principal amount of

Schedule II-1

each required prepayment of such Note becoming due under the applicable Required Prepayment Provision on or after the date of the prepayment made pursuant to the Prepayment Offer shall be reduced in the same proportion as the aggregate unpaid principal amount of such Note is reduced as a result of such prepayment made pursuant to the Prepayment Offer.
2.    Rejection1.
Pursuant to Section 8A of the Note Agreements, each of the undersigned hereby rejects the Prepayment Offer with respect to each of the following Notes held by it:

Registration Number	Description of Note (Coupon, Series and Maturity Date)	Name of Holder

Yours sincerely,

[Insert signature block(s) of holder(s)]

1 Note to form: It is optional for any holder who wishes to reject an offer to provide notice of its rejection; if a holder fails to respond to an offer, it will be deemed to have rejected the offer.

Schedule II-2